Exhibit 10.49
Patriot Capital Funding, Inc.
274 Riverside Avenue
Westport, CT 06880
March 30, 2007
Dover Saddlery, Inc.
525 Great Road
Littleton, MA 01460
Attn: Stephen L. Day

Re:	Waiver and Amendment No. 3 to the Amended and Restated Senior Subordinated Note and Warrant Purchase Agreement (“Amendment No. 3”)
Stephen:
Reference is made to the Amended and Restated Senior Subordinated Note and Warrant Purchase Agreement, dated as of September 16, 2005 (the “Original Note and Warrant Purchase Agreement”), among Dover Saddlery, Inc., a Delaware corporation (the “Parent”), Dover Saddlery, Inc., a Massachusetts corporation and wholly-owned subsidiary of Parent d/b/a “Nashoba Valley Service Co.” (“Operating Company #1”), Smith Brothers, Inc., a Texas corporation and wholly-owned subsidiary of Parent (“Operating Company #2”), Dover Saddlery Retail, Inc., a Massachusetts corporation and wholly-owned subsidiary of Parent (“Operating Company #3”) and, together with Parent, Operating Company #1, and Operating Company #2, the “Borrower”), Patriot Capital Funding, LLC I as successor by assignment from Patriot Capital Funding, Inc. (“Purchaser”) and Patriot Capital Funding, Inc. (“Servicer”), as amended by Amendment No. 1 dated March 28, 2006, among the Borrower, Purchaser and Servicer (“Amendment No. 1”), and Consent and Amendment No. 2, dated June 29, 2006, among the Borrower, Purchaser and Servicer (“Amendment No. 2”) (the Original Note and Warrant Purchase Agreement, as amended by Amendment No. 1 and Amendment No. 2 may be referred to herein as the “Note and Warrant Purchase Agreement”).
Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Note and Warrant Purchase Agreement.
The parties to the Note and Warrant Purchase Agreement desire to make certain amendments thereto and permanently waive an Event of Default thereunder and, pursuant to Sections 9.10(b) and 10.2 of the Note and Warrant Purchase Agreement, such amendments and waiver must be in a written instrument signed by Borrower, Servicer and the Required Purchasers. Holder, as sole holder of the Notes, constitutes the Required Purchasers for purposes of executing this Amendment No. 3.
Therefore, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Amendments to Note and Warrant Purchase Agreement. All of the terms and provisions of the Note and Warrant Purchase Agreement shall remain in full force and effect except as follows:
     (i) Section 7.3(a). Section 7.3(a) of the Note and Warrant Purchase Agreement is hereby amended and restated in its entirety to read as follows:
          (a) Funded Debt Ratio. A maximum Funded Debt Ratio as at any fiscal quarter-end during any period specified below of not more than the ratio identified below as applicable to such period:

Period	Maximum Ratio

For the fiscal quarter ending on March 31, 2007	4.40 to 1.0

For the fiscal quarter ending on June 30, 2007	4.40 to 1.0

For the fiscal quarter ending on September 30, 2007	4.40 to 1.0

For any fiscal quarter ending on or after December 31, 2007	3.30 to 1.0
     (ii) Section 7.3(b). Section 7.3(b) of the Note and Warrant Purchase Agreement is hereby amended and restated in its entirety to read as follows:
          (b) Funded Senior Debt Ratio. A maximum Funded Senior Debt Ratio as at any fiscal quarter-end during any period specified below of not more than the ratio identified below as applicable to such period:

Period	Maximum Ratio

For the fiscal quarter ending on March 31, 2007	3.58 to 1.0

For the fiscal quarter ending on June 30, 2007	3.58 to 1.0

For the fiscal quarter ending on September 30, 2007	3.58 to 1.0

For any fiscal quarter ending on December 31, 2007	2.75 to 1.0

For the fiscal quarter ending on March 31, 2008	2.75 to 1.0

For any fiscal quarter ending on or after June 30, 2008	2.20 to 1.0

     (iii) Section 7.3(c). Section 7.3(c) of the Note and Warrant Purchase Agreement is hereby amended and restated in its entirety to read as follows:
          (c) Operating Cash Flow to Total Debt Service. A minimum ratio of (i) Operating Cash Flow to (ii) Total Debt Service of not less than the ratio identified below as applicable to such period, in each case as determined at the end of each fiscal quarter for the four consecutive fiscal quarters then ending:

Period	Minimum Ratio

For the fiscal quarter ending on March 31, 2007	1.15 to 1.0

For the fiscal quarter ending on June 30, 2007	1.00 to 1.0

For the fiscal quarter ending on September 30, 2007	1.15 to 1.0

For any fiscal quarter ending on or after December 31, 2007	1.30 to 1.0
For purposes of this section, the calculation of Operating Cash Flow for the periods ending March 31, 2007, June 30, 2007 and September 30, 2007 shall exclude $900,000 of Capital Expenditures in connection with the acquisition of Old Dominion Enterprises, Inc.
     (iv) Section 7.3(d). Section 7.3(d) of the Note and Warrant Purchase Agreement is hereby amended and restated in its entirety to read as follows:
          (d) Minimum EBITDA Amount. Minimum EBITDA for the then preceding four quarters of not less than:

Period	Minimum Amount

For the fiscal quarter ending on March 31, 2007	$3,150,000

For the fiscal quarter ending on June 30, 2007	$3,375,000

For the fiscal quarter ending on September 30, 2007	$3,375,000

For the fiscal quarter ending on December 31, 2007	$4,050,000

For the fiscal quarter ending on March 31, 2008	$4,050,000

For any fiscal quarter ending on or after June 30, 2008	$4,500,000
     2. Waiver of Event of Default. Purchaser and Servicer hereby permanently waive the Event of Default resulting from Borrower’s breach of Section 7.2(e) (Capital Expenditures) for the fiscal year 2006, effective as of December 31, 2006, subject to satisfaction of all preconditions to effectiveness of this Amendment No. 3 set forth in Section 6 below. The waiver set forth herein relates solely to the specific instance described in this Section 2 and no other waiver is granted or intended.
     3. Amendment Fee; Expenses. In consideration of the Servicer’s and Purchaser’s execution and delivery of this Amendment No. 3 and the amendments contained herein, Borrower shall pay to Servicer on the date hereof a fully earned and non-refundable amendment fee (the “Amendment Fee”) in the amount of Fifteen Thousand Dollars ($15,000). Borrower shall also pay all reasonable expenses incurred by the Servicer in the drafting, review, negotiation and closing of the documents and transactions contemplated hereby, including the reasonable fees and disbursements of Servicer’s special counsel.
     4. Reaffirmation. Except as specifically amended hereby, the Note and Warrant Purchase Agreement shall remain unmodified and in full force and effect and is hereby reaffirmed. In addition, except as specifically provided in Section 2 above, this Amendment No. 3 shall not be deemed a waiver of any term or condition of the Note and Warrant Purchase Agreement or any other Transaction Document, and shall not be deemed to prejudice any right or rights which any party may now have or may have in the future under or in connection with the Note and Warrant Purchase Agreement or any other Transaction Document, as the same may be amended from time to time.
     5. Representations. To induce Servicer and Purchaser to enter into this Amendment No. 3, Borrower represents and warrants to each that:
          (a) all of its representations and warranties in the Transaction Documents, as amended by this Amendment No. 3, are: (i) true and correct as of the date of this Amendment No. 3, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment No. 3 by reference;
          (b) no Event of Default or event that, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Transaction Document that will not be cured by the execution and effectiveness of this Amendment No. 3;
          (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment No. 3 or, if required, has been obtained; and
          (d) this Amendment No. 3 has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.
The Borrower confirms that the obligations arising under the Transaction Documents remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment No. 3.
The Borrower further confirms that any collateral for the obligations arising under the Transaction Documents, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower’s existing and future obligations to Servicer and Purchaser, as modified by this Amendment No. 3 and subject to the Subordination Agreement.
     6. Preconditions. This Amendment No. 3 is subject to the Servicer having received the following, all in form, scope and content acceptable to Servicer and Purchaser in their sole discretion:
          (a) this Amendment No. 3, duly executed by the parties hereto;
          (b) the consent of Old Dominion Enterprises, Inc., as guarantor of the obligations arising under the Transaction Documents, in the form attached hereto as Attachment I;
          (c) the $15,000 Amendment Fee;
          (d) payment of Servicer’s fees and expenses, including legal fees; and
          (e) a waiver and amendment of the Senior Credit Agreement duly executed by the Senior Lender.
     7. Waiver, Release and Indemnity. To induce Servicer and Purchaser to enter into this Amendment No. 3, the Borrower waives and releases and forever discharges Servicer, Purchaser and their respective officers, directors, attorneys, agents and employees from any liability, damage, claim, loss or expense of any kind that it may now have against Servicer, Purchaser or any of them arising out of or relating to the obligations arising under the Transaction Documents. The Borrower further agrees to indemnify and hold Servicer, Purchaser and their respective officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including attorneys’ fees) suffered by or rendered against Servicer, Purchaser or any of them on account of any claims arising out of or relating to the obligations arising under the Transaction Documents; provided, however, that the foregoing waiver, release and indemnity agreement shall not apply to any claims, damages, losses, liabilities, judgments and expenses solely attributable to the gross negligence or willful misconduct of Servicer, Purchaser or their respective officers, directors, attorneys, agents and employees. The Borrower further states that is has carefully read the foregoing waiver, release and indemnity, knows and understands the contents thereof and grants the same as its own free act and deed.
     8. Miscellaneous. This Amendment No. 3 shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law. This Amendment No. 3 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page to this Amendment No. 3 by facsimile transmission shall be as effective as delivery of a manually signed counterpart hereof or thereof. Borrower ratifies and confirms the indemnification, confession of judgment and waiver of jury trial provisions contained in the Note and Warrant Purchase Agreement.
[Signature page follows]

Very truly yours, SERVICER PATRIOT CAPITAL FUNDING, INC.
By:	/s/ Clifford Wells
	Name:	Clifford Wells
	Title:	Chief Investment Officer

By:	/s/ Timothy W. Hassler
	Name:	Timothy W. Hassler
	Title:	Chief Operating Officer

ACKNOWLEDGED and AGREED
this ____ day of March, 2007

PURCHASER		PARENT:

PATRIOT CAPITAL FUNDING, LLC I		DOVER SADDLERY, INC.

By:	/s/ Clifford Wells	By:	/s/ Stephen L. Day

	Name: Clifford Wells Title: Chief Investment Officer		Stephen L. Day President

By:

Name:
Title:

OPERATING COMPANY #1:		OPERATING COMPANY #2:

DOVER SADDLERY, INC. d/b/a Nashoba Valley Service Co.		SMITH BROTHERS, INC.

By:	/s/ Stephen L. Day	By:	/s/ Stephen L. Day

	Stephen L. Day Director		Stephen L. Day Director

OPERATING COMPANY #3:

DOVER SADDLERY RETAIL, INC.

By:	/s/ Stephen L. Day

Stephen L. Day Director

ATTACHMENT I
TO AMENDMENT NO. 3
CONSENT OF GUARANTOR
          The undersigned guarantor (the “Guarantor”) consents to the provisions of the foregoing Waiver and Amendment No. 3 to Senior Subordinated Note and Warrant Purchase Agreement (“Amendment No. 3”) and all prior amendments and confirms and agrees that:
          (a) the Guarantor’s obligations under its Subsidiary Guaranty dated as of June 29, 2006 (the “Guaranty”), relating to the Guaranteed Obligations defined therein, shall be unimpaired by Amendment No. 3;
          (b) the Guarantor has no defenses, set offs, counterclaims, discounts or charges of any kind against Servicer, Purchaser or their respective officers, directors, employees, agents or attorneys with respect to its Guaranty; and
          (c) all of the terms, conditions and covenants in its Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Obligations, as modified by Amendment No. 3.
          The Guarantor certifies that all representations and warranties made in its Guaranty are true and correct. Further, Guarantor hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Guarantor or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Guarantor’s existing and future Obligations to Servicer and Purchaser, as modified by Amendment No. 3 and subject to the Subordination Agreement. The Guarantor ratifies and confirms the indemnification, confession of judgment and waiver of jury trial provisions contained in its Guaranty.
          WITNESS the due execution of this Consent as a document under seal as of the date of Amendment No. 3, intending to be legally bound hereby.

OLD DOMINION ENTERPRISES, INC.
By:	/s/ Stephen L. Day
	Name:	Stephen L. Day
	Title:	Director